Exhibit 15.1
Specific portions of the Unilever 2010 Annual Report are incorporated by reference in this Annual Report on Form 20-F (incorporated by reference from Exhibit I of Unilever’s Current Report on Form 6-K furnished to the SEC on March 4, 2011).